Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

We, James R. Oyler, Chief Executive Officer of Evans & Sutherland Computer Corporation, and William M. Thomas, Chief Financial Officer of Evans & Sutherland Computer Corporation, certify that: (i) the Evans & Sutherland Computer Corporation Form 10-Q for the quarterly period ended March 28, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Evans & Sutherland Computer Corporation Form 10-Q for the quarterly period ended March 28, 2003, fairly presents, in all material respects, the financial condition and results of operations of Evans & Sutherland Computer Corporation.

/s/ James R. Oyler
James R. Oyler	Dated: May 12, 2003
Chief Executive Officer

/s/ William M. Thomas
William M. Thomas	Dated: May 12, 2003
Chief Financial Officer